UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware		001-07964	73-0785597
(State or other jurisdiction of incorporation or organization)		Commission File Number	(I.R.S. Employer Identification No.)

1001 Noble Energy Way			77070
Houston,	Texas
(Address of principal executive offices)			(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered			Name of each exchange on which each class is to be registered
Common Stock, par value $0.01			The Nasdaq Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable):

Securities registered pursuant to section 12(g) of the Act:
None

Item 1. Description of Registrant’s Securities to be Registered.
This registration statement on Form 8-A is being filed with the U.S. Securities and Exchange Commission (the "SEC") in connection with the transfer of listing of the shares of common stock of Noble Energy, Inc. (the "Company"), par value $0.01 per share (the "Common Stock"), from the New York Stock Exchange to the Nasdaq Global Select Market. The transfer of listing is to occur at the opening of trading on December 30, 2019.

The description of the Common Stock included under the caption "Description of Capital Stock" in the prospectus forming a part of the Company's registration statement on Form S-3 (File No. 333-229738), filed with the SEC on February 19, 2019, as amended from time to time (including any subsequent amendments or prospectus supplements with respect to the description of the Common Stock), is incorporated herein by reference.

Item 2. Exhibits
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NOBLE ENERGY, INC.

Date:	December 27, 2019	By:	/s/ Rachel G. Clingman
Rachel G. Clingman
Senior Vice President, General Counsel and Corporate Secretary